Exhibit 23.1

Plante & Morgan, PLLC 10 South Riverside Plaza 9th floor Chicago, IL 60606 Tel: 312.207.1040 Fax: 312.207.1066 plantemorgan.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of County Bancorp, Inc. of our report dated March 12, 2021 relating to the consolidated financial statements which appear in County Bancorp Inc.’s Annual Report on Form 10-K as of and for the year ended December 31, 2020.

/s/ PLANTE & MORAN, PLLC

Chicago, Illinois

May 19, 2021